UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2015

21st CENTURY ONCOLOGY

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7275
(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 15, 2015, the Board of Directors (the “Board”) of 21st Century Oncology Holdings, Inc. (the “Company”) increased the size of the Board from seven to eight members and appointed Robert W. Miller as a member of the Board, effective immediately. The Board also appointed Mr. Miller as the Chairperson of its Compliance and Quality Committee.

Mr. Miller, age 74, was a partner in the law firm of King & Spalding from 1985 until his retirement in 1997.  In addition, Mr. Miller has served on the board of directors of SunCrest Healthcare, an operator of home health agencies, since 2013. Mr. Miller previously served as a director of QuadraMed Corporation, from 2003 to 2010, where he was a member of the Audit Committee and the Chairman of the Compensation Committee, and as a director of Sonic Innovation, from 2006 to 2010, where he was a member of the Audit Committee and chairman of the Nominating and Governance Committee. Mr. Miller served on the Nonprofit Board of Directors of Grady Memorial Hospital in Atlanta, Georgia, where he served as Chairperson of its Audit Committee, from 2008 to 2014. In addition, he has served as an Adjunct Professor of Law at Emory University School of Law and Editor-in-Chief of the Journal of Health and Life Sciences Law. Mr. Miller has a B.A. from the University of Georgia and an LL.B. from Yale Law School.

On December 21, 2015, Mr. Miller entered into an incentive unit grant agreement (“Incentive Agreement”) with 21st Century Oncology Investments, LLC (“21CI”), the sole stockholder of the Company.  Pursuant to the Incentive Agreement, Mr. Miller will receive 20,000 Class E Units of 21CI, which vest equally over five years. Under certain conditions, 21CI has the right to repurchase all or a portion of any vested Class E Units. In addition, on December 21, 2015, Mr. Miller and the Company entered into a bonus agreement which provides that upon a sale of the Company, Mr. Miller will receive a cash bonus equal to 0.12% of the equity value of the Company upon such sale, not to exceed $252,600.

On December 21, 2015, the Company issued a press release announcing the appointment of Mr. Miller to the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release issued by the Company on December 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21st CENTURY ONCOLOGY HOLDINGS, INC.

Date: December 21, 2015	By:	/s/ LeAnne M. Stewart
		Name:	LeAnne M. Stewart
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by the Company on December 21, 2015.